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                                                                   Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of ITEQ, Inc.

        As independent public accountants, we hereby consent to the incorporation of our report dated April 6, 2001 related to the consolidated financial statements of ITEQ, Inc. and subsidiaries included in this Form 10-K, into ITEQ's previously filed Registration Statements on Form S-8 (Files No. 333-09051, 33-68516, 33-68518, 33-68636, 333-50187, 333-85397) and into ITEQ's previously filed Registration Statements on Form S-3 (Files No. 333-39367 and 333-58611).


ARTHUR ANDERSEN LLP


Houston, TX
April 6, 2001